Exhibit 99.1
Protalix BioTherapeutics to Present at Two Upcoming Healthcare Conferences
CARMIEL, Israel, October 25, 2010 — Protalix BioTherapeutics, Inc. (NYSE-AMEX: PLX, TASE:PLX), announced today that Dr. David Aviezer, the Company’s President and Chief Executive Officer, will present at the Oppenheimer 21st Annual Healthcare Conference in New York and the World Orphan Drug Congress 2010 in Geneva.
The conference schedule is as follows:

Oppenheimer 21st Annual Healthcare Conference
Corporate Presentation, November 2 at 12:00 PM ET
Waldorf Astoria Hotel, New York, NY
A webcast of this presentation will be available at www.protalix.com on the event calendar page

World Orphan Drug Congress 2010
Presentation, November 30 at 9:10 AM CEST
Crown Plaza Hotel, Geneva, Switzerland
About Protalix
Protalix is a biopharmaceutical company focused on the development and commercialization of proprietary recombinant therapeutic proteins expressed through its proprietary plant cell based expression system. Protalix’s ProCellEx™ presents a proprietary method for the expression of recombinant proteins that Protalix believes will allow for the cost-effective, industrial-scale production of recombinant therapeutic proteins in an environment free of mammalian components and viruses. Protalix is also advancing additional recombinant biopharmaceutical drug development programs. Taliglucerase alfa is an enzyme replacement therapy in development under a Special Protocol Assessment with the FDA for Gaucher disease. The Company’s new drug application (NDA) for taliglucerase alfa has been accepted by the U.S. Food and Drug Administration (FDA) and granted a Prescription Drug User Fee Act (PDUFA) action date of February 25, 2011.
Investor Contact:
Marcy Nanus
The Trout Group, LLC
Telephone: 646-378-2927
Email: mnanus@troutgroup.com